UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of in corporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Red Bank Road Cincinnati, OH		45227
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 17, 2011, CECO Environmental Corp. (“CECO”) held its Annual Meeting of Shareholders. At the Annual Meeting, shareholders considered: 1) the election of the nine director nominees named in the proxy statement; and 2) the ratification of the independent registered public accounting firm for fiscal 2011. The voting results at the Annual Meeting of CECO Shareholders on May 17, 2011, with respect to each of the matters described above, were as follows:

1.	The nine director nominees named in the proxy statement were elected based upon the following votes:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Arthur Cape	8,097,839	1,143,469	2,521,450
Jason DeZwirek	6,593,629	2,647,679	2,521,450
Phillip DeZwirek	7,031,468	2,209,840	2,521,450
Thomas J. Flaherty	7,835,168	1,406,140	2,521,450
Ronald E. Krieg	8,099,800	1,141,508	2,521,450
Jeffrey Lang	7,041,718	2,199,590	2,521,450
Jason D. Meretsky	8,101,499	1,139,809	2,521,450
Jonathan Pollack	7,100,021	2,141,287	2,521,450
Donald A. Wright	7,835,238	1,406,070	2,521,450

2.	The appointment of BDO Seidman, LLP as CECO’s independent registered public accounting firm for fiscal 2011 was ratified as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,647,175	97,739	17,844	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2011	CECO Environmental Corp.

	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Vice President—Finance and Administration
and Chief Financial Officer

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